UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2026

Latch, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 N Price Road, Suite 2, Olivette, MO 63132

(Address of principal executive offices, Including Zip Code)

(314) 200-5218

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities

On August 3, 2026, the Board of Directors of Latch, Inc. (the “Company”) authorized a restructuring plan (the “Restructuring Plan”) intended to streamline operations and reduce costs, which includes a reduction in force and the discontinuation of its DOOR Property Management business. The reduction in force, which the Company will commence on August 5, 2026, is expected to be complete by the fourth quarter of 2026 and is estimated to impact approximately 65 employees and service providers, representing approximately 32% of the Company’s current total workforce. The Company estimates that it will incur approximately $1.5 million to $2.5 million of total cash restructuring and related charges, primarily related to severance and benefit costs, a majority of which is expected to be incurred in the third and fourth quarters of 2026.

The Company may incur additional expenses not currently contemplated in connection with the reduction in force. The charges, cash expenditures and accounting impacts that the Company expects to incur or recognize in connection with the reduction in force are estimates and are subject to a number of assumptions, including the timing of the reduction in force and the number and location of employees impacted, and actual results may differ materially.

Item 7.01.	Regulation FD Disclosure.

On August 5, 2026, the Company issued a press release related to the information described in Item 2.05 above (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Report.

The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Restructuring Plan, including the discontinuance and wind down of the DOOR Property Management business, the reduction in force and the expected charges and cash expenditures associated with the reduction in force, the expected timing and completion of the reduction in force, the expected number of employees and service providers impacted by the reduction in force, and the anticipated benefits, including cost savings and operational efficiencies, resulting from the reduction in force. These forward-looking statements are based on the Company’s current expectations, estimates, and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated, including, without limitation, the Company’s ability to implement the reduction in force as currently contemplated and within the currently expected timeframe; the actual amount and timing of charges and cash expenditures incurred in connection with the reduction in force, the Company’s ability to realize the anticipated benefits and cost savings from the reduction in force; the impact of reduction in force on the Company’s employees, service providers, customers, suppliers, and operations; applicable legal requirements, including consultation and information requirements and other obligations, including notification obligations, in the jurisdiction or jurisdictions in which the Company operates; and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date	August 5, 2026	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Chief Strategy & Legal Officer